Exhibit 99.1

Unaudited Pro Forma Combined Condensed Statements of Operations

In these unaudited pro forma combined condensed statements of operations, the term “BellRing” refers to (i) BellRing Intermediate Holdings, Inc. (formerly known as BellRing Brands, Inc., “Old BellRing”) and its consolidated subsidiaries during the periods prior to the transactions and (ii) BellRing Brands, Inc. (formerly known as BellRing Distribution) and its consolidated subsidiaries during the periods subsequent to the transactions, in each case, unless otherwise stated or the context otherwise indicates. The term “Common Stock” generally refers to Old BellRing Class A common stock, $0.01 par value per share, and Class B common stock, $0.01 par value per share, during the periods prior to the transactions and to BellRing common stock, $0.01 par value per share, during the periods subsequent to the transactions. The term “Net Earnings Available to Common Stockholders” generally refers to net earnings available to Old BellRing Class A common stockholders during the periods prior to the transactions and to net earnings available to BellRing common stockholders during the periods subsequent to the transactions.

The unaudited pro forma combined condensed statements of operations for the twelve months ended September 30, 2021 and the nine months ended June 30, 2022 give effect to the transactions, as described below (collectively, the “transactions”). The unaudited pro forma combined condensed statements of operations give effect to the transactions as if they had occurred on October 1, 2020 and were prepared using the accounting for transactions between entities under common control under U.S. generally accepted accounting principles, or GAAP, which is subject to change and interpretation. Prior to completion of the transaction, both BellRing and Old BellRing were controlled by Post Holdings, Inc. (“Post”) and as such, the transactions were accounted for as a transfer of interest under common control in accordance with Accounting Standards Codification Topic 805-50-15-6. Accordingly, BellRing’s combined financial statements recognize, and will continue to recognize, the assets and liabilities received in the transaction at their historical carrying amounts, as reflected in the historical consolidated financial statements of BellRing. The unaudited pro forma combined condensed statements of operations have been prepared by BellRing management and are based on BellRing’s historical financial statements and the assumptions and adjustments described in the notes to the unaudited pro forma combined condensed financial information below. The presentation of the unaudited pro forma financial statements is prepared in conformity with Article 11 of Regulation S-X rules effective January 1, 2021.

BellRing’s historical financial information for the nine months ended June 30, 2022 and for the fiscal year ended September 30, 2021 have been derived from BellRing’s consolidated financial statements and the related notes, in each case, in BellRing’s Quarterly Report on Form 10-Q and Annual Report on Form 10-K for the corresponding periods, which is available at the Securities and Exchange Commission’s (the “SEC”) website at www.sec.gov.

The unaudited pro forma combined condensed statements of operations have been prepared to include transaction accounting and autonomous entity adjustments to reflect the results of operations as if BellRing were a separate stand-alone entity for the entirety of the period presented.

Transaction accounting adjustments that reflect the effects of Old BellRing’s legal separation from Post include the following adjustments:

•

adjustments for the completion of the separation (the “separation”) of Post and BellRing under the terms described in the transaction agreement and plan of merger, dated as of October 26, 2021 (as amended, modified or supplemented from time to time, including by that certain Amendment No. 1 to the Transaction Agreement and Plan of Merger, dated as of February 28, 2022);

•

adjustments for the (i) issuance by BellRing of 7.00% Senior Notes due 2030 (the “notes”) and borrowing under the BellRing credit agreement (collectively, the “BellRing debt financing transactions,” with the indebtedness incurred under the BellRing debt financing transactions referred to as the “BellRing debt”) and (ii) the repayment of Old BellRing’s outstanding indebtedness under BellRing Brands, LLC’s (“BellRing LLC”) credit agreement;

•	adjustments for the dissolution of Old BellRing’s Up-C structure, including the resulting tax impacts of a higher effective tax rate more closely aligned with other C-corporations;

•	adjustments for Post’s spin-off of 80.1% of its interest in BellRing to its shareholders (the “distribution”); and

•

adjustments for the merger (the “merger”) of BellRing Merger Sub Corporation, a wholly-owned subsidiary of BellRing, with and into Old BellRing, as a result of which, Old BellRing became a direct, wholly owned subsidiary of BellRing, with BellRing as the new public parent company of Old BellRing and the successor registrant to Old BellRing.

Autonomous entity adjustments of incremental expense or other changes necessary to reflect the operations of BellRing as an autonomous entity when Old BellRing was previously part of Post include the following adjustments:

•	adjustments for incremental costs expected to be incurred under the amended and restated master services agreement between BellRing and Post; and

•	adjustments to deferred taxes related to the anticipated termination of BellRing LLC’s partnership structure for U.S. federal, state and local income tax purposes.

The unaudited pro forma combined condensed statements of operations should be read in conjunction with the accompanying notes to the unaudited pro forma combined condensed statements of operations and BellRing’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in BellRing’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the corresponding periods, which are available at the SEC’s website at www.sec.gov. In addition, the unaudited pro forma combined condensed statements of operations were based on and should be read in conjunction with the separate audited consolidated statements of operations of BellRing for the year ended September 30, 2021 and the unaudited condensed consolidated financial statements for the quarters ended June 30, 2022 and the related notes in BellRing’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the corresponding periods, respectively, which are available at the SEC’s website at www.sec.gov.

The unaudited pro forma combined condensed statements of operations have been presented for informational purposes only. The pro forma information is not necessarily indicative of what BellRing’s results of operations actually would have been had the transactions been completed as of the dates indicated. In addition, the unaudited pro forma combined condensed statements of operations do not purport to project BellRing’s future operating results. In addition, the unaudited pro forma combined condensed statements of operations include adjustments which are preliminary and have been made solely for the purpose of providing unaudited pro forma combined condensed financial statements prepared in accordance with the rules and regulations of the SEC. There can be no assurance that such revisions will not result in material changes.

The unaudited pro forma combined condensed statements of operations may not reflect all cost savings, operating synergies or revenue enhancements that BellRing may achieve as a result of the transactions or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements. The unaudited pro forma combined condensed statements of operations also do not reflect all future costs that may be incurred in the future as a result of these transactions or the costs to transition certain corporate functions from Post to BellRing.

Unaudited pro forma combined condensed statement of operations

For the nine months ended June 30, 2022

(in millions, except per share data)

	BellRing Historical	Transaction Accounting Adjustments		Autonomous Entity Adjustments		Pro Forma
Net Sales	$992.3	$—		$—		$992.3
Cost of goods sold	692.8	—		—		692.8

Gross Profit	299.5	—		—		299.5
Selling, general and administrative expenses	133.5	—		1.6	(g)	135.1
Amortization of intangible assets	14.7	—		—		14.7

Operating Profit	151.3	—		(1.6)		149.7
Interest expense, net	32.8	15.5	(d)	—		48.3
Loss on extinguishment and refinancing of debt, net	17.6	(17.6	)(f)	—		—

Earnings before Income Taxes	100.9	2.1		(1.6)		101.4
Income tax expense	18.6	8.2	(a)	(0.4	)(h)	26.4

Net Earnings Including Redeemable Noncontrolling Interest	82.3	(6.1)		(1.2)		75.0
Less: Net earnings attributable to redeemable noncontrolling interest	33.7	(33.7	)(b)	—		—

Net Earnings Available to Common Stockholders	$48.6	$27.6		$(1.2)		$75.0

Earnings per Share of Common Stock:
Basic	$0.61	—		—		$0.55
Diluted	$0.61	—		—		$0.55
Weighted-Average Shares of Common Stock Outstanding:
Basic	79.5	57.0	(e)	—		136.5
Diluted	79.7	57.1	(e)	—		136.8

See accompanying notes to unaudited pro forma combined condensed financial information.

Unaudited pro forma combined condensed statement of operations

For the year ended September 30, 2021

(in millions, except per share data)

	BellRing Historical	Transaction Accounting Adjustments		Autonomous Entity Adjustments		Pro Forma
Net Sales	$1,247.1	$—		$—		$1,247.1
Cost of goods sold	860.9	—		—		860.9

Gross Profit	386.2	—		—		386.2
Selling, general and administrative expenses	167.1	0.4	(c)	3.1	(g)	170.6
Amortization of intangible assets	51.2	—		—		51.2
Other operating expenses, net	(0.1)	—		—		(0.1)

Operating Profit	168.0	(0.4)		(3.1)		164.5
Interest expense, net	43.2	21.4	(d)	—		64.6
Loss on refinancing of debt	1.6	16.0	(f)	—		17.6

Earnings before Income Taxes	123.2	(37.8)		(3.1)		82.3
Income tax expense	8.8	11.3	(a)	(1.3	)(h)	18.8

Net Earnings Including Redeemable Noncontrolling Interest	114.4	(49.1)		(1.8)		63.5
Less: Net earnings attributable to redeemable noncontrolling interest	86.8	(86.8	)(b)	—		—

Net Earnings Available to Old BellRing Class A Common Stockholders	$27.6	$37.7		$(1.8)		$63.5

Earnings per Share of Old BellRing Class A Common Stock:
Basic	$0.70	—		—		$0.46
Diluted	$0.70	—		—		$0.46
Weighted-Average Shares of Old BellRing Class A Common Stock Outstanding:
Basic	39.5	97.5	(e)	—		137.0
Diluted	39.7	97.5	(e)	—		137.2

See accompanying notes to unaudited pro forma combined condensed financial information.

Notes to unaudited pro forma combined condensed financial information

(in millions, except where indicated otherwise)

Transaction accounting adjustments

(a) Reflects the resulting tax impacts of a higher effective tax rate more closely aligned with other C-corporations in the United States (“U.S.”). Prior to the transactions, Old BellRing took into account for U.S. federal, state and local income tax purposes its 28.8% distributive share of items of income, gain, loss and deduction of BellRing LLC.

(b) Reflects the removal of the noncontrolling interest in BellRing LLC.

(c) Reflects the removal of income previously recorded related to the tax receivable agreement for the year ended September 30, 2021.

(d) Reflects expense of $48.3 and $64.6 related to the incurrence of the New BellRing debt for the nine months ended June 30, 2022 and the year ended September 30, 2021, respectively, and the removal of expense of $32.8 and $43.2 related to previously outstanding indebtedness under the BellRing LLC credit agreement for the nine months ended June 30, 2022 and the year ended September 30, 2021, respectively. For the New BellRing debt, interest expense was calculated using a weighted-average interest rate of 7.0% (including interest on the principal balance of the notes and borrowings under the New BellRing credit agreement).

(e) Pro forma weighted-average shares for basic and diluted earnings per share were adjusted to reflect the contribution by Post of all of the BellRing LLC units to BellRing.

(f) Reflects $17.6 of debt extinguishment and refinancing costs resulting from the separation and distribution as well as the removal of debt extinguishment and refinancing costs previously recorded related to the prior amendment of the prior BellRing LLC credit agreement as of September 30, 2021. Also reflects the removal of debt extinguishment and refinancing costs that were expensed in the historical financials as of June 30, 2022.

Autonomous entity adjustments

(g) Reflects $4.0 and $5.3 estimated expense under the amended and restated master services agreement entered into between New BellRing and Post for the nine months ended June 30, 2022 and the year ended September 30, 2021, respectively, offset by the removal of $2.4 and $2.2 of expense incurred under BellRing LLC’s previous master services agreement with Post for the nine months ended June 30, 2022 and the year ended September 30, 2021, respectively.

(h) Reflects the income tax effects of pro forma adjustments related to the amended and restated master services agreement described in note (g) above and the adjustment to deferred taxes related to the anticipated termination of BellRing LLC’s partnership structure for U.S. federal, state and local income tax purposes.